                                                                     Exhibit 3.1

                               State of Delaware

                       Office of the Secretary of State

                        _______________________________


     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OF "EVERGOOD PRODUCTS CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     RESTATED CERTIFICATE, FILED THE NINTH DAY OF FEBRUARY, A.D. 1983, AT 9 O'CLOCK A.M.

     CERTIFICATE OF OWNERSHIP, FILED THE EIGHTEENTH DAY OF AUGUST, A.D. 1989, AT 9 O'CLOCK A.M.

     CERTIFICATE OF RENEWAL, FILED THE TWENTY-SIXTH DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.


                                    /s/ Edward J. Freel
                                    -------------------------------------
                                    Edward J. Freel, Secretary of State

                                    AUTHENTICATION:  0336492

                                              DATE:  03-24-00

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         EVERGOOD PRODUCTS CORPORATION

               --------------------------------------------------
               Adopted in accordance with the provisions of
               Section 245 of the General Corporation Law of the
               State of Delaware
               --------------------------------------------------

     We, Sidney Rich, President, and Seymour B. Jeffries, Secretary, of Evergood Products Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation is Evergood Products Corporation, originally formed under the name Circus Corporation.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Secretary of State, Dover, Delaware, on June 16, 1969.

     THIRD: The text of the Certificate of Incorporation of said Evergood Products Corporation, as amended, is hereby restated, without further amendment or change, to read as follows:

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         EVERGOOD PRODUCTS CORPORATION

               --------------------------------------------------
               Adopted in accordance with the provisions of
               Section 245 of the General Corporation Law of the
               State of Delaware
               --------------------------------------------------

     FIRST:  The name of the corporation is:

                         EVERGOOD PRODUCTS CORPORATION

     SECOND: The registered office of the Corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation is to have perpetual existence.

     FIFTH: The total number of shares which the Corporation shall have the authority to issue is 10,000,000 shares, with a par value of One Cent ($.01) each, which shall be Common Stock.

     The capital stock and the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment to pay the debts of the Corporation or for any other purpose.

     Except to the extent that any holder thereof may agree otherwise with the Corporation, each share of Common Stock shall share and share alike, in any and all dividends and distributions and shall be alike in all other respects.

     Each holder of the Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     SIXTH: 6.1 The business affairs and property of the Corporation shall be managed and controlled by a

Board of Directors, which, except as otherwise provided by law or the Certificate of Incorporation, shall exercise all powers of the Corporation.

               6.1.1  The number of directors shall be seven.

               6.1.2 The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, the first class consisting of two directors who shall be elected for a term of one year; the second class consisting of two directors who shall be elected for a term of two years; and the third class consisting of three directors who shall be elected for a term of three years, and at each annual election of directors, the successors of the class of directors whose term shall expire in that year shall be elected directors for a term of three years, so that the term of office of one class of directors shall expire each year, but each director, of whatever class, shall hold office until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided. Except with respect to their respective terms of office, all directors shall have equal power. This classification of directors shall not be changed except by the vote of at least sixty-six and two thirds (66.7%) percent in amount of the outstanding shares entitled to vote thereon.

               6.1.3 In case of any vacancy in the Board of Directors because of death, resignation, disqualification or removal for cause, the Board shall fill the vacancy by electing a person who shall serve for the unexpired term of the predecessor director and until his successor has been elected and qualified.

               6.1.4 A majority of the directors in office shall be required to constitute a quorum of the Board, except that the number of directors constituting such a quorum shall not be less than four; but less than a quorum may from time to time, and from place to place, adjourn any scheduled Board meeting.

               6.1.5 No director need be a stockholder of the Corporation, nor shall the place of domicile or residence be set up as a qualification for election as a director of the corporation.

               6.1.6 Each director shall serve during his respective term and until his successor has been elected and qualified, and he shall not be subject to removal before the expiration of his term, except for cause. In the event the Board shall undertake the removal of a director prior to the expiration of his term, it shall, in the notice of its regular or special meeting, include a statement to the effect that the Board will, at such meeting, consider whether sufficient cause exists for the removal of the specified person from the office of director of the Corporation, and if the Board, after consideration of such question shall determine at such meeting by an affirmative vote of two-thirds of the directors in office, but in no event less than four of the total number of directors (seven), that sufficient cause exists for the removal of such person from office, and that his removal is desirable and for the best interest of the Corporation, and if such determination shall thereafter be approved and ratified at a stockholder's meeting duly called, and by the affirmative vote of the holders of two-thirds of the outstanding stock of the Corporation, then such person shall immediately cease to be a director of the Corporation, and the resulting vacancy in the Board shall be filled as provided in the herein Certificate of Incorporation and the By-laws pertaining thereto.

     6.2 In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

          (a) To make, alter, amend and restate the By-laws, subject to the powers of the stockholders to alter or repeal the By-laws made by the Board of Directors.

          (b) To set apart out of any of the funds of the Corporation for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve; to authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation; and to fix the times for the declaration and payment of dividends.

          (c) To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of two or more directors, which committees, to the extent provided in such resolution or in the By-laws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board way also provide, by resolution passed by a majority of the whole Board, that individuals who are not directors may be named to any committees, provided they constitute less than a majority of such committees. The Board shall, by majority vote, elect the members of such committees.

          (d) Subject to the applicable provisions of the By-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as considered by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

          (e) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

          (f) To establish bonus, profit sharing, stock purchase or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

          (g) In their discretion to submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat

               (provided that a lawful quorum of stockholders be there represented in person or by proxy), shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation, and of the By-laws of the Corporation.

     SEVENTH: No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or (3) bonds, certificates of indebtedness, debenture's or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of any other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to each persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred on officers, directors or stockholders are granted subject to this reservation.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of this Corporation or of any creditor or stock-holder thereof, or on the application of any receiver or receivers appointed for the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     TENTH: The Corporation, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, shall indemnify all persons it may indemnify pursuant thereto.

     ELEVENTH: In the absence of fraud, no contract or other transaction between the Corporation and any other corporation, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

     TWELFTH: The designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of Common Stock are as follows:

     1. Except to the extent that any holder thereof may agree otherwise with the Corporation, each share of Common Stock, shall share equally, share and share alike, in any and all dividends and distributions and shall be alike in all other respects.

     2. Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held, and there shall be no cumulative voting.

     THIRTEENTH: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, if the written consent of stockholders having not less than the percentage of the total number of votes, which would be required to approve such action if such meeting were held, has been obtained, provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     FOURTH: That the foregoing Restatement of the Certificate of Incorporation has been duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and that the Restated Certificate only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation, as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, we have signed this certificate this 4/th/ day of February, 1983.



                                    /s/ Sidney Rich
                                    ---------------------------
                                    Sidney Rich, President

ATTEST:



/s/ Seymour B. Jeffries
--------------------------------
Seymour B. Jeffries, Secretary

STATE OF NEW YORK )
                    ss.:
COUNTY OF NASSAU  )


     BE IT REMEMBERED on this 4/th/ day of February, 1983, personally came before me /s/Evelyn Laskowski, a notary public in and for the County of Nassau
          -------------------
and State of New York, Sidney Rich and Seymour B. Jeffries, parties to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be their act and deed, and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.


EVELYN LASKOWSKI
NOTARY PUBLIC State of New York            /s/ Evelyn Laskowski
                                           ----------------------------------
        No. 52-4521700                           Notary Public
   Qualified in Suffolk County
Commission Expires March 30, 1984

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                   PHOENIX LABORATORIES INTERNATIONAL, LTD.

                                      AND

                           PHOENIX ACQUISITION CORP.

                                     INTO

                         EVERGOOD PRODUCTS CORPORATION

                  ------------------------------------------
                    Pursuant to Section 253 of the General
                   Corporation Law of the State of Delaware
                  ------------------------------------------

     EVERGOOD PRODUCTS CORPORATION, pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: EVERGOOD PRODUCTS CORPORATION is a corporation organized and existing under the laws of the State of Delaware.

          PHOENIX LABORATORIES INTERNATIONAL, LTD. is a corporation organized and existing, under the laws of the Virgin Islands.

          PHOENIX ACQUISITION CORP, is a corporation organized and existing under the laws of the State a of California.

     SECOND: Evergood Products Corporation owns all of the issued and outstanding shares of stock of each of Phoenix Laboratories International, Ltd. and Phoenix Acquisition Corp.

     THIRD: The Board of Directors of Evergood Products Corporation duly adopted the following resolutions on July 3l, 1989:

          RESOLVED, that Phoenix Laboratories International, Ltd., a Virgin Islands corporation, and Phoenix Acquisition Corp., a California corporation, both of which are wholly-owned subsidiaries of the Corporation, shall each be merged with and into the Corporation, and that the Corporation shall assume all of the obligations of each of Phoenix Laboratories International, Ltd. and Phoenix Acquisition Corp.

          RESOLVED, that the officers of the Corporation, and any one or more of them, are authorized and directed to do or cause to be done any and all acts and things and to execute any and all documents as they deem necessary or proper to carry into effect the purpose and intent of the foregoing resolution the necessity or propriety thereof to be conclusively evidenced by each officers' execution, and delivery thereof.

     IN WITNESS WHEREOF, Evergood Products Corporation has caused this Certificate of Ownership and Merger to be executed by its officers thereunto duly authorized this 31/st/ day of July, 1989.

                              EVERGOOD PRODUCTS CORPORATION



                              By: /s/ Sidney Rich
                                 -------------------------------------
                                      Sidney Rich, President

ATTEST:


/s/ Melvin Rich
--------------------------
Melvin Rich, Secretary

Certificate of Ownership of the "EVERGOOD PRODUCTS CORPORATION" a corporation organized and existing under the laws of the State of Delaware merging "PHOENIX LABORATORIES INTERNATIONAL, LTD." a corporation organized and existing under the laws of the Virgin Islands and "PHOENIX ACQUISITION CORP." a corporation organized and existing under the laws of the State of California pursuant to
Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the eighteenth day of August A.D. 1989, at 9 o'clock A.M.

And I do hereby further certify that the aforesaid Corporations shall be governed by the laws of the State of Delaware.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 7/26/1996
 960220943  -  716903

                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                            AND REVIVAL OF CHARTER


Evergood Products Corporation, a corporation organized under the laws of Delaware, the charter of which was provided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is Evergood Products Corporation.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road Street, City of Wilmington Zip Code 19805 County of Newcastle the name and address of its registered agent is United States Corporation Company 1013 Centre Road, Wilmington Delaware 19805.

     3. The date of filing of the original Certificate of Incorporation in Delaware was June 16, 1969.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28/th/ day of February same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1/st/ day of March A.D. 1993, at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Melvin Rich the last and acting authorized officer hereunto set his/her hand to this certificate this 25/th/ day of July 1996.


                              By:  Melvin Rich
                                 ----------------------------------------
                              Title of Officer:  Vice President
                                               --------------------------